Exhibit 99.1

John Cummings

Salesforce

Investor Relations

415-778-4188

jcummings@salesforce.com

Gina Sheibley

Salesforce

Public Relations

917-297-8988

gsheibley@salesforce.com

Derek Wong

Tableau Software

Investor Relations

206-410-2196

dwong@tableau.com

Keyana Corliss

Tableau Software

Public Relations

703-928-9804

kcorliss@tableau.com

Salesforce Signs Definitive Agreement to Acquire Tableau

World’s #1 CRM and #1 analytics platform come together to supercharge customers’ digital transformations

Combination to accelerate Salesforce’s opportunity in the $1.8 trillion digital transformation space

Customers will be able to unlock even greater value from their data to drive smarter business decisions and more intelligent customer experiences

Tableau will be positioned to further its mission to help the world see and understand data

SAN FRANCISCO, Calif. and SEATTLE, Wash. — June 10, 2019 — Salesforce (NYSE:CRM), the global leader in CRM, and Tableau Software (NYSE: DATA), the leading analytics platform, have entered into a definitive agreement under which Salesforce will acquire Tableau in an all-stock transaction, pursuant to which each share of Tableau Class A and Class B common stock will be exchanged for 1.103 shares of Salesforce common stock, representing an enterprise value of $15.7 billion (net of cash), based on the trailing 3-day volume weighted average price of Salesforce’s shares as of June 7, 2019.

Comments on the News:

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“We are bringing together the world’s #1 CRM with the #1 analytics platform. Tableau helps people see and understand data, and Salesforce helps people engage and understand customers. It’s truly the best of both worlds for our customers—bringing together two critical platforms that every customer needs to understand their world,” said Marc Benioff, Chairman and co-CEO, Salesforce. “I’m thrilled to welcome Adam and his team to Salesforce.”

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“Salesforce’s incredible success has always been based on anticipating the needs of our customers and providing them the solutions they need to grow their businesses,” said Keith Block, co-CEO, Salesforce. “Data is the foundation of every digital transformation, and the addition of Tableau will accelerate our ability to deliver customer success by enabling a truly unified and powerful view across all of a customer’s data.”

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“Joining forces with Salesforce will enhance our ability to help people everywhere see and understand data,” said Adam Selipsky, President and CEO of Tableau. “As part of the world’s #1 CRM company, Tableau’s intuitive and powerful analytics will enable millions more people to discover actionable insights across their entire organizations. I’m delighted that our companies share very similar cultures and a relentless focus on customer success. I look forward to working together in support of our customers and communities.”

Combination to Supercharge Digital Transformation

With Tableau, Salesforce will play an even greater role in driving digital transformation, enabling companies around the world to tap into data across their entire business and surface deeper insights to make smarter decisions, drive intelligent, connected customer experiences and accelerate innovation.

Companies of every size and industry are transforming how they do business in the digital age—customers and data are at the heart of those transformations. This creates an incredible opportunity for Salesforce and Tableau, as IDC projects worldwide spending on technologies and services that will enable digital transformation to reach $1.8 trillion in 2022.1

With Customer 360, only Salesforce can provide companies with a complete, intelligent view of their customers across every touchpoint—sales, service, marketing, commerce and more. Salesforce pioneered AI for CRM with Salesforce Einstein, and today delivers AI-powered analytics for sales and marketing.

With Tableau and Einstein together, Salesforce will deliver the most intelligent and intuitive analytics and visualization platform for every department and every user at any company. Tableau will make both Customer 360 and Salesforce’s analytics capabilities stronger than ever, and enable the company to reach a much broader set of customers and users.

Tableau to Scale and Further Its Mission as Part of Salesforce

Tableau pioneered self-service analytics with an intuitive analytics platform that empowers people of any skill level to work with data. More than 86,000 organizations around the world, such as Charles Schwab, Verizon, Schneider Electric, Southwest and Netflix, rely on Tableau to help them see and understand data.

As part of Salesforce, Tableau will be positioned to scale and further its mission to help people see and understand data. Following the acquisition close, Tableau will operate independently under the Tableau brand, driving forward a continued focus on its mission, customers and community. As part of the world’s #1 CRM company, Tableau will remain headquartered in Seattle, Wash. and will continue to be led by CEO Adam Selipsky and the current leadership team.

A Shared Commitment to Empowering Communities

Salesforce and Tableau share a deep commitment to empowering their communities, enabling people of every skill level to transform their businesses, their careers, and their lives through technology. Salesforce has a growing community of more than 1.4 million Trailblazers, and the Tableau Community consists of more than 1 million passionate data enthusiasts.Together, the two communities will represent the largest group of digital business experts in the world—millions of people understanding and transforming the world through data.

Details Regarding the Proposed Tableau Acquisition

Salesforce and Tableau have entered into a definitive agreement under which Salesforce will acquire Tableau in an all-stock transaction, pursuant to which each share of Tableau Class A and Class B common stock will be exchanged for 1.103 shares of Salesforce common stock, representing an enterprise value of $15.7 billion (net of cash), based on the trailing 3-day volume weighted average price of Salesforce’s shares as of June 7, 2019. The transaction is intended to be tax free for Tableau stockholders (except with respect to cash for fractional shares).

The transaction has been approved by the boards of directors of both companies.

Under the terms of the transaction, Salesforce will commence an exchange offer to acquire all of the outstanding shares of Tableau. The acquisition of Tableau is expected to be completed during Salesforce’s fiscal third quarter ending October 31, 2019, subject to customary closing conditions, including the tender by Tableau stockholders of shares representing a majority of the Tableau common stock voting power, assuming all shares tendered or converted will be counted on a one-vote-per-share basis, and the receipt of regulatory approvals. Christian Chabot, Patrick Hanrahan and Christopher Stolte, the founders of Tableau, have all entered into an agreement with Salesforce in connection with the transaction, and have indicated that they intend to tender all of their shares in the exchange offer.

Financial Impact to Salesforce of the Proposed Tableau Acquisition

FY20 Revenue: The transaction is expected to increase Salesforce’s FY20 total revenue by approximately $350 million to $400 million. This estimate reflects a fair value adjustment to reduce unearned revenue and unbilled unearned revenue by approximately 30%, adjustments related to the combined customer base, and inter-company revenue elimination, as required by U.S. GAAP. FY20 Revenue is now expected to be $16.45 billion to $16.65 billion, an increase of 24% to 25% year-over-year.

FY20 non-GAAP operating margin: The transaction is expected to decrease Salesforce’s FY20 non-GAAP operating margin by approximately (75) basis points year-over-year.

FY20 non-GAAP EPS: As discussed further below, guidance updates for GAAP EPS for all periods discussed are not currently available and Salesforce expects to provide the applicable updates when the transaction has closed and the purchase accounting has been completed. The acquisition is expected to decrease FY20 non-GAAP diluted EPS by approximately ($0.37) to ($0.39). FY20 Non-GAAP EPS is now expected to be $2.51 to $2.53. This estimate assumes fully diluted share count of approximately 900 million, and a non-GAAP tax rate of 22.5%.

FY20 Operating Cash Flow: Operating Cash Flow is now expected to be in the range of 21% to 22% year-over-year.

These estimates assume a close date on or about October 1, 2019, and certain assumptions related to non-GAAP tax rates. Actual results could differ materially based on the actual transaction close date. Salesforce is not currently able to prepare an accurate forecast for the full year impact of the acquisition on GAAP EPS and will not be able to do so until the purchase accounting is concluded after the transaction closes. The impact on GAAP EPS is expected to be more significant than for non-GAAP EPS due to the additional stock-based compensation charges and the impact of other various non-cash items, including amortization of acquisition-related intangibles and income tax adjustments.

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items on the company’s operating performance and to enable investors to evaluate the company’s results in the same way management does. Non-GAAP operating margin and non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, as well as income tax adjustments. The non-GAAP tax rate estimate excludes the tax adjustments and tax consequences associated with the above excluded non-cash expense items. The method used to produce non-GAAP financial measures is not computed according to U.S. generally accepted accounting principles and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Advisors

Bank of America Merrill Lynch is serving as exclusive financial advisor to Salesforce and Wachtell, Lipton, Rosen & Katz and Morrison & Foerster LLP are serving as legal counsel. Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Tableau and Cooley LLP is serving as legal counsel.

Management Conference Call

Salesforce and Tableau will host a conference call to discuss this transaction at 5:00 a.m. (PT) / 8:00 a.m. (ET) on June 10, 2019. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 4679837. A live audiocast of the event will be available on the Salesforce Investor Relations website at http://www.salesforce.com/investor and on Tableau’s website at https://investors.tableau.com. A replay will be available at 800-585-8367 or 855-859-2056 until midnight (ET) July 10, 2019.

About Tableau

Tableau helps people see and understand data. Tableau’s self-service analytics platform empowers people of any skill level to work with data. From individuals and non-profits to government agencies and the Fortune 500, tens of thousands of customers around the world use Tableau to get rapid insights and make impactful, data-driven decisions. See how Tableau can help you by downloading the free trial at www.Tableau.com/trial.

About Salesforce

Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. For more information about Salesforce (NYSE: CRM), visit: http://www.Salesforce.com.

1.	Source: IDC Semiannual Worldwide Digital Transformation Spending Guide, April 2019

Additional Information and Where to Find It

The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any offer materials that Salesforce, its acquisition subsidiary or Tableau will file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the exchange offer is commenced, Salesforce and its acquisition subsidiary will file a tender offer statement on Schedule TO, Salesforce will file a registration statement on Form S-4 and Tableau will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. TABLEAU STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF TABLEAU SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents will be made available to all Tableau stockholders at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Salesforce will be available free of charge under the Financials heading of the Investor Relations section of Salesforce’s website at www.salesforce.com/investor or by contacting Salesforce’s Investor Relations department at investor@salesforce.com. Copies of the documents filed with the SEC by Tableau will be available free of charge under the SEC filings heading of the Investor section of Tableau’s website at https://investors.tableau.com or by contacting Tableau’s Investor Relations department at ir@tableau.com.

In addition to the Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, Salesforce and Tableau file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Salesforce and Tableau at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Salesforce’s and Tableau’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

This communication contains forward-looking information related to Salesforce, Tableau and the acquisition of Tableau by Salesforce that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed transaction, Salesforce’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Salesforce or Tableau, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of Salesforce to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including having a sufficient number of Tableau’s shares being validly tendered into the exchange offer to meet the minimum condition; Salesforce’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; Salesforce’s ability to successfully integrate Tableau’s operations; Salesforce’s ability to implement its plans, forecasts and other expectations with respect to Tableau’s business after the completion of the transaction and realize expected synergies; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the impact of Tableau’s business model on Salesforce’s ability to forecast revenue results; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative effects of the announcement or the consummation of the proposed transaction on the market price of Salesforce’s common stock or on Salesforce’s operating results; significant transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed transaction; the effect of the announcement or pendency of the transaction on Tableau’s business relationships, operating results, and business generally; the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on Salesforce’s results; Salesforce’s business strategy and Salesforce’s plan to build its business, including Salesforce’s strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of Salesforce’s sales cycles; the competitive nature of the market in which Salesforce participates; Salesforce’s international expansion strategy; Salesforce’s service performance and security, including the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; Salesforce’s operating results and cash flows; new services and product features; Salesforce’s strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of Salesforce’s investments in complementary businesses through Salesforce’s strategic investment portfolio; Salesforce’s ability to realize the benefits from strategic partnerships, joint ventures and investments; the impact of future gains or losses from Salesforce’s strategic investment portfolio including gains or losses from overall market conditions that may affect the publicly traded companies within Salesforce’s strategic investment portfolio; Salesforce’s ability to execute its business plans; Salesforce’s ability to successfully integrate acquired businesses and technologies; Salesforce’s ability to continue to grow unearned revenue and remaining performance obligation; Salesforce’s ability to protect its intellectual property rights; Salesforce’s ability to develop its brands; Salesforce’s reliance on third-party hardware, software and platform providers; Salesforce’s dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of Salesforce’s deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting Salesforce’s ability to estimate its tax rate; the impact of expensing stock options and other equity awards; the sufficiency of Salesforce’s capital resources; factors related to Salesforce’s 2023 and 2028 senior notes, revolving credit facility, 2021 term loan and loan associated with 50 Fremont; compliance with Salesforce’s debt covenants and lease obligations; current and potential litigation involving Salesforce; and the impact of climate change.

Further information on these and other risk and uncertainties relating to Salesforce can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Salesforce makes with the SEC from time to time and available at www.sec.gov. These documents are available under the Financials heading of the Investor Relations section of Salesforce’s website at www.salesforce.com/investor. The forward-looking statements included in this communication are made only as of the date hereof. Salesforce and Tableau assume no obligation and does not intend to update these forward-looking statements, except as required by law.